Exhibit 10.2

AMENDMENT NO. 1

TO

XCF GLOBAL, INC.

2025 EQUITY INCENTIVE PLAN

XCF Global, Inc., a Delaware corporation (the “Company”), adopted the 2025 Equity Incentive Plan on June 6, 2025 (as amended from time to time, the “Plan”).

Prior to this Amendment to the Plan (“Amendment”), the number of shares of Class A common stock, par value $0.0001 per share (the “Shares”), of the Company reserved under the Plan was 14,557,181.

The Board of Directors of the Company (the “Board”) may, with stockholder approval, amend the Plan to increase the number of authorized Shares reserved for issuance under the Plan.

The Board, having obtained the requisite stockholder approval, has determined that it is advantageous to the Company and necessary to attract and retain the best available personnel to amend the Plan to increase the number of Shares reserved for issuance under the Plan.

Now, therefore, the Plan is hereby amended as follows:

1. Section 2(a) of the Plan shall be amended and restated as follows:

2. Shares Subject to the Plan.

“(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of Shares that may be issued pursuant to Awards will not exceed 80,000,000 Shares (“Maximum Shares”). In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of Shares will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5.0%) of the total number of shares of the Company’s Capital Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Shares.”

Except as expressly set forth in this Amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect. Each capitalized term used and not defined herein shall have the meaning set forth in the Plan.

This Amendment has been adopted by the Board of Directors of the Company effective as of October 20, 2026.